UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 17, 2020

Date of report (date of earliest event reported)

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35547	36-4392754
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of principal executive offices) (Zip Code)

(312) 506-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MDRX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2020, Yancey L. Spruill, a member of the Board of Directors (the “Board”) of Allscripts Healthcare Solutions, Inc. (the “Company”), informed the Company that he will not stand for re-election when his term expires at the Company’s 2020 Annual Meeting of Stockholders. Mr. Spruill will continue to serve as a member of the Board until the Company’s 2020 Annual Meeting of Stockholders. Mr. Spruill’s decision relates to his time commitments after becoming CEO of DigitalOcean, Inc. in July 2019 and is not due to any disagreement with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
Date: February 21, 2020
	By:	/s/ Brian P. Farley
Brian P. Farley Executive Vice President, General Counsel and Chief Administrative Officer